                                                                    EXHIBIT 10.3



                          THIRD AMENDMENT TO THE LEASE

                                     between

                           REGENT HOLDING CORPORATION,

                              a Florida corporation

                                       and

                            Daleen Technologies, Inc.

                             a Delaware Corporation

                             for premises located at

                              902 Clint Moore Road

                                    Suite 226

                            Boca Raton, Florida 33487

Submission of this Third Amendment for examination does not constitute an offer to amend the lease, and this Third Amendment shall become effective only upon execution and delivery hereof by Landlord to Tenant





                                    Initials: Landlord_________ Tenant__________
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                       THIRD AMENDMENT TO LEASE AGREEMENT
                       BETWEEN REGENT HOLDING CORPORATION,
                     A FLORIDA CORPORATION ("LANDLORD") AND
                           DALEEN TECHNOLOGIES, INC.,
                       A DELAWARE CORPORATION ("TENANT"),
                             FOR PREMISES LOCATED AT

           902 CLINT MOORE ROAD, SUITE 226, BOCA RATON, FLORIDA 33487

THIS THIRD AMENDMENT TO LEASE IS MADE THIS 31 DAY OF MAY , 2000 IS MADE BETWEEN REGENT HOLDING CORPORATION, A FLORIDA CORPORATION ("LANDLORD"), AND DALEEN TECHNOLOGIES, INC., A DELAWARE CORPORATION ("TENANT").

                                   BACKGROUND

A. By the Lease agreement dated August 4, 1992, Landlord leased to Tenant a portion of space in the building known as Congress Corporate Plaza, Building three located at 902 Clint Moore Road, Suite 230, Boca Raton, Florida comprising approximately 8,345 rentable square feet (the "Premises").

B. By the First Amendment to Lease dated December 29, 1994, Landlord and Tenant expanded the Premises to include suite 232 making the Premises approximately 12,232 r.s.f. and extended the Lease and modified the Base Rent.

C. By the Second Amendment to Lease Dated January 16, 1996 Landlord and Tenant expanded the Premises to include suite 226 and 246 making the Premises approximately 25,499 r.s.f.

D. Together the Lease, First, Second, and Third Amendments to Lease shall be referred to as the "Lease".

E. At this time, Landlord and Tenant wish to extend the Term of the Lease and modify the Base Rent.

                                   WITNESSETH

In consideration of the mutual promises of the parties and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound, hereby agree as follows:

1. LEASE TERM: The lease shall be extended for a period of Three years from the date of current lease expiration(January 31, 2001), for the period February 1, 2001 through and including January 31, 2004(the "Extended Term").

2. BASE RENT: Tenant agrees to pay Base Rent during the Extended Term according to the following schedule:

     MONTH OF                               MONTHLY                 ANNUAL
     EXTENDED TERM                          BASE RENT               BASE RENT
     -------------                          ----------              -----------

     February 2001 - January 2002           $23,583.46              $283,001.52
     February 2002 - January 2003           $24,526.80              $294,321.60
     February 2003 - January 2004           $25,507.87              $306,094.44

3. LANDLORD'S LIEN PROTECTION: Neither Tenant nor anyone claiming by, through or under Tenant, including, without limitation, contractors, subcontractors, materialmen, mechanics and laborers, shall have any right to file or place mechanic's, materialmen's or other liens of any kind whatsoever upon the demised premises or upon the track of land described on Exhibit A, or any portion thereof; on the contrary, any such liens are specifically prohibited and shall be null and void and of no further force or effect. Tenant has no power to subject Landlord's interest in the demised premises to any claim or lien of any kind or character and any persons dealing with Tenant must look solely to the credit of the Tenant for payment.

4. OPERATING COSTS: Tenant agrees to continue paying its proportionate share of Operating Costs as defined in Paragraph 7.01 of the Lease, subject to adjustment as defined in the Lease.

5. OPTION TO RENEW: Provided no uncured Event of Default exists and Tenant is occupying the entire Premises at the time of such election, Tenant may renew this Lease for one additional periods of three years, by delivering written notice of the exercise thereof to Landlord not earlier than 12 months nor later than 9 months before the expiration of the Term. On or before the commencement date of the extended Term in question, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

                  (a) The Base Rent payable for each year during the extended Term shall be upon the following schedule:.

                               Year 1: $318,338.16
                               Year 2: $331,071.72
                               Year 3: $344,314.56

                  (b) Tenant shall have no further renewal options unless expressly granted by Landlord in writing; and




                               Initials: Landlord_________     Tenant__________

                       THIRD AMENDMENT TO LEASE AGREEMENT
                       BETWEEN REGENT HOLDING CORPORATION,
                     A FLORIDA CORPORATION ("LANDLORD") AND
                           DALEEN TECHNOLOGIES, INC.,
                       A DELAWARE CORPORATION ("TENANT"),
                             FOR PREMISES LOCATED AT

           902 CLINT MOORE ROAD, SUITE 226, BOCA RATON, FLORIDA 33487

                                   (continued)

                  (c) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

                  (d) Tenant's rights under this paragraph 5 shall terminate if
                  (1) this Lease or Tenant's right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease (other than an assignment which does not require Landlord's consent as per Paragraph 7 (b) of this Third Amendment) or sublets more than 49% of the Premises or (3) Tenant fails to timely exercise its option under this Third Amendment, time being of the essence with respect to Tenant's exercise thereof.

6. TENANT IMPROVEMENTS: Tenant agrees to accept the Premises as expanded in an As-Is condition.

7. ASSIGNMENT: Paragraphs 14.01 and 34.01 of the Lease are hereby amended as follows:

         (a) Landlord's consent to the assignment or sublet of all or a portion of the Premises shall not be unreasonably withheld. Tenants obligation to pay a fee for the review of any request for assignment or subletting of the Premises shall be limited to Landlord's reasonable attorney's fees not to exceed $1,000.

         (b) No Landlord Consent shall be required in the event of the following events:

                  (i)      sale, merger, or consolidation of the Tenant;
                  (ii) transfer or sale of up to 49% of the stock or other securities of Tenant;
                  (iii)    sale of substantially all of the assets of Tenant; or
                  (iv)     a private or public offering of Tenant's securities

8.       ANTENNAE:

Landlord approval of any Tenant request for the installation of a satellite dish or other form of antenna shall not be unreasonably withheld, so long as the installation of said dish or antenna does not materially and negatively alter the exterior appearance of the building, nor materially impact the roof or building structure. Landlord agrees that no fee or rent shall be charged to Tenant for said approval or use of the roof or building structure for said installation.

9. RIGHT OF FIRST OFFER. Provided Tenant is not in default of any of the terms and conditions of this Lease, Landlord agrees to extend a right of first offer to Tenant during the initial lease term on all space available to the market (the "Available Space") for lease adjacent to the Premises or Congress Corporate Plaza Phase II, Suite 138, but only if the remaining term of this Lease at the time the Available Space becomes available (including any renewal option exercisable by Tenant) is not less than three (3) years. This right of first offer to lease the Available Space shall be subordinate to any extensions, renewals, or other terms and conditions granted to the Third party tenant in connection with the initial leasing of the Available Space. When and if such Available Space should become available during the term of this Lease, or at Landlord's option, up to six (6) months prior to the date that the Available Space is scheduled to become available, Landlord shall first offer in writing to lease such Available Space to Tenant and Tenant shall accept such offer, if at all, in writing within ten (10) days after receipt of such notice from Landlord. If Tenant shall not exercise this right of first offer within the time period specified herein, this right of first offer of Available Space shall be null, void, and of not further effect for such offered space. Notwithstanding the foregoing, in no event shall this right of first offer to lease Available Space be in effect if (1) this Lease or Tenant's right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease (other than an assignment which does not require Landlord's consent as per Paragraph 7 (b) of this Third Amendment) or sublets more than 49% of the Premises or (3) Tenant fails to timely exercise its right of first offer under this Third Amendment, time being of the essence with respect to Tenant's exercise thereof. If the right of first offer is exercised, the initial annual net rent for the Available Space shall be equal to the greater of the fair market rental rate then being offered by Landlord to similar Third party prospects in the building or the annual net rent then in effect on Tenant's Premises at the time of Landlord's notice to Tenant of the availability of said Available Space. The tenant improvement allowance shall be in accordance with market lease terms for comparable buildings of similar quality and size taking




                               Initials: Landlord_________     Tenant__________

                       THIRD AMENDMENT TO LEASE AGREEMENT
                       BETWEEN REGENT HOLDING CORPORATION,
                     A FLORIDA CORPORATION ("LANDLORD") AND
                           DALEEN TECHNOLOGIES, INC.,
                       A DELAWARE CORPORATION ("TENANT"),
                             FOR PREMISES LOCATED AT

           902 CLINT MOORE ROAD, SUITE 226, BOCA RATON, FLORIDA 33487

                                   (continued)

into account the term of the lease for the offer space. In no event will the tenant improvement allowance be greater than the cost of recarpeting and repainting the Available space with building standard materials. The initial annual net base rent on all space leased under the right of first offer shall be increased by 4% per annum. The lease term of the Available Space shall be co-terminus with the lease term for the Premises. In no event shall the lease term for the Available Space be for a period of less than three (3) years. If necessary to assure a term of not less than three years, Tenant must exercise any available renewal option in conjunction with its exercise of this right of first offer. The lease of the Available Space shall otherwise be on the same terms and conditions as set forth in this Lease.

10.      MISCELLANEOUS:

         (a) Landlord agrees to return any and all security deposits and waive the requirement for a letter of credit as a supplement to any existing cash security deposit.. Tenant agrees that 90 days prior to the expiration of this Lease to increase its security deposit from $0 to $10,000.00, which shall be returned to Tenant as per Paragraph 4.01 of the Lease. Landlord acknowledges that the personal guaranty placed by James Daleen guaranteeing the performance of the Tenant under the Lease is null and void and no longer in effect..

         (b) The Parties acknowledge that the real estate brokerage firm of Trammell Crow Realty Services, Inc., represented the Landlord and NAI Merin Hunter Codman, Inc., represented the Tenant("Brokers"). All real estate commissions due shall be paid by Landlord as agreed to under separate agreement between Landlord and Brokers.

         (c) This Third Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Lease. All initial capitalized terms used in this Third Amendment shall have the same meaning as set forth in the Lease unless otherwise provided. Except as specifically modified hereby, all of the provisions of the Lease which are not in conflict with the terms of this Third Amendment shall remain in full force and effect.

         (d) There are no promises, understandings, agreements, or commitments between Landlord, Tenant, or any of its officers, directors, employees, or agents except as expressly set forth in the Lease, as amended.

         (e) Except as described in the Lease as amended, Tenant does not have ( i ) any right or option to renew or extend the term of the Lease; ( ii ) any right or option to lease the space within the building beyond the space Tenant is currently leasing (" Premises"): or ( iii) any preferential right, option or right of first refusal to purchase all or part of the Premises or the building or property of which they are a part.

         (f) The Lease has been properly executed by Tenant, is in full force and effect, and constitutes the binding obligation of Tenant.

         (g) To the best knowledge of Tenant, the Landlord is not in default under the Lease and no event has occurred which, with the giving of notice or the passage of time or both, would result in a default by the Landlord under the Lease.

         (h) Except for those improvements described in this ;Third Amendment to Lease, the Premises and all improvements to the Premises required to be made by Landlord under the Lease have been completed and furnished in accordance with the provisions of the Lease and have been accepted by Tenant. All required contributions or payments by Tenant to the Landlord on account of improvements to the Premises (whether performed by Landlord or otherwise) have been received in full by the Tenant. Tenant has no defenses offset, liens, claims or credits against rent or other amounts payable by Tenant under the Lease.

         (i) Tenant is not entitled to and has made no agreement with Landlord or its agents, or employees concerning future free rent, partial rent, rebate of rental payments, credit or offset or reduction in rent, or any other type of rental concession, including without limitation, lease support payments or lease buy-outs.

         (j) Tenant is obligated to pay monthly base rent to Landlord at the rate set forth in the Lease. Except as to any application of security deposits against Base Rent as described in the Lease, no monthly base rent has been paid more than (1) month in advance of its due date.





                               Initials: Landlord_________     Tenant__________

                       THIRD AMENDMENT TO LEASE AGREEMENT
                       BETWEEN REGENT HOLDING CORPORATION,
                     A FLORIDA CORPORATION ("LANDLORD") AND
                           DALEEN TECHNOLOGIES, INC.,
                       A DELAWARE CORPORATION ("TENANT"),
                             FOR PREMISES LOCATED AT

           902 CLINT MOORE ROAD, SUITE 226, BOCA RATON, FLORIDA 33487

                                   (continued)

         (j) To the best knowledge of Tenant, no actions, whether voluntary or otherwise are pending against Tenant or the trade name or assumed name under which tenant conducts business at the Premises under the bankruptcy laws of the United States.

         (k) Tenant does not use, and to the best of the Tenant's knowledge, the Premises have not been used by Tenant for storage, generation or use of toxic or hazardous materials ("Hazardous Materials") in violation of applicable laws. Tenant has not received any notice from any governmental authority that its operations on the Premises constitute a violation of or require special procedures under building, zoning, environmental or other applicable laws or ordinances and Tenant has no knowledge of any such violation which has not been satisfied.

     The parties intending to be bound hereby execute or cause this Third Amendment to be executed this 31st day of May, 2000.

         WITNESSES:                      LANDLORD:


                                         Regent Holding Corporation,
                                         A Florida Corporation



-----------------------------            By: /s/ Leo Ghitis
                                             -----------------------------------
-----------------------------            Title:  PRESIDENT



                                         TENANT:

                                         Daleen Technologies, Inc.,
                                         A Delaware Corporation




------------------------------           By: /s/ Stephen Wagman

-------------------------------          Title:  EVP CORP DEVELOPMENT


                                                        CCP Phase II, Building 3

                                    EXHIBIT A

                                LEGAL DESCRIPTION

Approximately 25,499 rentable square feet of office and/or warehouse space located in a building containing approximately 53,022 square feet situated on a portion of approximately 9.49 acres on a parcel of land lying in Section 6, Township 47 South, Range 43 East and being more particularly described as 902 Clint Moore Road, Suite 226, Boca Raton, Florida. Further described as Congress Corporate Plaza, Phase II situated within a development known as Congress Corporate Plaza containing of approximately 106,044 square feet.





                               Initials: Landlord_________     Tenant__________